EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of HelpComm, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of HelpComm, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes to the financial statements (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has incurred operating losses and has a working capital deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 12 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. Brooks and Associates CPA’s, P.A.

We have served as the Company’s auditor since 2018.

Palm Beach Gardens, Florida

March 29, 2018

D. Brooks and Associates CPA’s, P.A. 4440 PGA Boulevard Suite 104, Palm Beach Gardens, FL 33410 – (561) 429-6225

F-1

HELPCOmm, INC.
BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS :
Cash	$46,910	$8,499
Accounts receivable	386,964	423,526
TOTAL CURRENT ASSETS	433,874	432,025

Property and equipment, net	171,714	278,927
Other assets, net	292,995	366,926

TOTAL ASSETS	$898,583	$1,077,878

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES :
Revolving line of credit	$415,489	$491,374
Notes payable	63,284	69,041
Bank term loans	104,900	74,107
Shareholder advances, related party	19,554	-
Capital leases payable, current portion	21,733	37,228
Accounts payable and accrued liabilities	772,247	523,032
Deferred revenue	24,756	-
TOTAL CURRENT LIABILITIES	1,421,962	1,194,782

LONG- TERM LIABILITIES:
Notes payable, net of current portion	69,984	114,431
Capital leases payable, net of current portion	1,599	33,732
Bank term loans, net of current portion	217,844	196,478
TOTAL LONG-TERM LIABILITIES	289,427	344,641

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT :
Common stock (5,000 shares authorized; no par value; 200 shares issued and outstanding)	1,984	1,984
Additional paid in capital	(1,265,342)	(1,301,023)
Retained earnings	450,552	837,494
TOTAL STOCKHOLDERS' DEFICIT	(812,806)	(461,545)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$898,583	$1,077,878

The accompanying notes are an integral part of these financial statements.

F-2

HELPCOmm, INC.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2017	2016

Revenues	$3,990,670	$4,795,880
Cost of services	3,188,835	3,700,463
Gross Profit	801,835	1,095,417

OPERATING EXPENSES :
Management wages and expenses, related parties	188,931	279,613
Rent, related party	134,798	128,531
Wages and employee expenses	169,343	272,468
General and administrative	208,165	199,863
Truck and vehicle expenses	162,097	172,872
Insurance	154,053	131,488
Amortization and depreciation	100,369	133,639
TOTAL OPERATING EXPENSES	1,117,756	1,318,474

OPERATING LOSS	(315,921)	(223,057)

OTHER INCOME (EXPENSES) :
Interest expense	(183,245)	(67,426)
Other income (expense)	209,410	(4,979)
TOTAL OTHER INCOME (EXPENSES)	26,165	(72,405)

LOSS BEFORE INCOME TAXES	(289,756)	(295,462)

INCOME TAXES	-	-

NET LOSS	$(289,756)	$(295,462)

LOSS PER SHARE BASIC AND DILUTED	$(1,448.78)	$(1,477.31)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	200	200

The accompanying notes are an integral part of these financial statements.

F-3

HELPCOmm, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT

			Additional		Total
	Common Stock		Paid in	Retainted	Stockholders'
	Shares	Amount	Capital	Earnings	Deficit
Balance January 1, 2016	200	$1,984	$(1,301,023)	$1,136,969	$(162,070)

Distributions to shareholder	-	-	-	(4,013)	(4,013)

Net loss for the year ended December 31, 2016	-	-	-	(295,462)	(295,462)
Balance December 31, 2016	200	1,984	(1,301,023)	837,494	(461,545)

Contributions from shareholder	-	-	35,681	-	35,681
Distributions to shareholder	-	-	-	(97,186)	(97,186)

Net loss for the year ended December 31, 2017	-	-	-	(289,756)	(289,756)
Balance December 31, 2017	200	$1,984	$(1,265,342)	$450,552	$(812,806)

The accompanying notes are an integral part of these financial statements.

F-4

HELPCOmm, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(289,756)	$(295,462)
Adjustments to reconcile net loss to net cash provided by operations:
Amortization and depreciation	97,826	131,472
Non-cash interest and fees	(1,484)	-
Loss (gain) on sale of fixed assets	(31,515)	4,979
Amortization of debt discounts	2,538	2,167
Changes in operating assets and liabilities:
Accounts receivable	36,562	(87,343)
Prepaid expenses and other assets	72,877	38,238
Accounts payable and accrued liabilities	249,215	220,952
Shareholder advances	19,554	-
Deferred revenue	24,756	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	180,573	15,003

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,265)	(69,398)
Proceeds from sales of property and equipment	48,750	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	44,485	(69,398)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Payments of revolving line of credit	(576,185)	(613,423)
Payments of principal on notes payable	(491,464)	(81,172)
Payments of principal on leases payable	(51,212)	(37,353)
Payments of principal on bank term notes payable	(72,841)	(68,855)
Proceeds from issuance of bank term note payable	125,000	-
Proceeds from revolving line of credit	500,300	706,500
Shareholder distributions	(97,186)	(4,014)
Shareholder contributions	35,681	-
Issunces of notes payable for propery and equipment	21,260	69,397
Proceeds from issuance of note payable	420,000	-
NET CASH USED IN FINANCING ACTIVITIES	(186,647)	(28,919)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38,411	(83,315)

CASH AND CASH EQUIVALENTS
Beginning of year	8,499	91,814
End of year	$46,910	$8,499

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$183,245	$67,426
Cash paid for income taxes	$-	$-

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property, plant and equipment acquired per capital leases	$3,584	$-
Notes issued for purchases of property, plant and equipment	$21,260	$69,398

The accompanying notes are an integral part of these financial statements.

F-5

HELPCOmm, INC.

Notes to Financial Statements

December 31, 2017 and 2016

NOTE 1 - ORGANIZATION

Business

HELPCOmm, Inc. (“Company” or “HELPCOmm”) is a Virginia Corporation incorporated December 2, 2002, with its principal place of business in Manassas, Virginia. The Company is a diversified small business company that specializes in telecommunication, land development consulting, environmental services, generators, bond release coordination, and electrical services. The Company provides turn key projects in a variety of fields; eliminating the need for numerous subcontractors and providing clients with the expertise needed to complete each project on-time and within budget. The majority of our clients are located in Virginia, Maryland, and Washington D.C., and the Company is licensed in over 50 counties within those jurisdictions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRONOUNCEMENTS

Basis of Presentation

The accompanying financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“US GAAP”).

Emerging Growth Companies

The Company qualifies as an “emerging growth company” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. Cash and cash equivalent balances may, at certain times, exceed federally insured limits

Accounts Receivable

The Company records accounts receivable at the time products and services are delivered. An allowance for losses is established through a provision for losses charged to expenses. Receivables are charged against the allowance for losses when management believes collectability is unlikely. The allowance (if any) is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on evaluation of the collectability of the accounts and prior loss experience. As of December 31, 2017, management’s evaluation did not require any allowance for uncollectible receivables.

F-6

Property, plant and equipment

Property and equipment are stated at cost, and depreciation is provided by use of a straight-line method over the estimated useful lives of the assets.

Equipment	3 -7 years
Trucks	5 years

The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. The estimated useful lives of property and equipment are as follows as of December 31:

	2017	2016
Vehicles	$847,926	$982,012
Machinery and Equipment	447,060	585,274
Total Property and Equipment	1,294,986	1,567,286
Less: Accumulated Depreciation	1,123,272	1,288,359
Property and Equipment, Net	$171,714	$278,927

Depreciation expense was $97,826 and $131,472 for the years ended December 31, 2017, and 2016, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria are met (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured. Depending upon the terms and conditions the Company negotiates with various customers, the Company recognizes revenue as follows:

Company billing procedures:

For customers that issue a job specific American Institute of Architects (“AIA”) for each awarded project, revenue is recognized during the period when the statement of work (the “SOW”) is completed. Revenue related to certain bids for demobilization/site restoration is recognized at completion of project.

When customers and the Company agree to a SOW for multiple sites at a time along with an expected completion date, whereby projects are completed on a daily basis and can be billed 100% upon completion on a monthly basis and invoices are submitted along with completed site photos as required.

Certain customers issue a purchase order to the Company for an awarded project. The billing milestones may vary as follows:

80% can be billed at completion of the project and once all inspections are complete and permits closed out, the final 20% can be billed once the full closeout package is submitted and approved by the customer.

50% can be billed at construction start. Another 30% can be billed at completion of the project and once all inspections are complete and permits are closed out. The final 20% can be billed once the full closeout package is submitted and approved by customer.

100% upon completion of work and approval of submitted closeout package for project. No progress billing is allowed under this contract.

The Company’s home builder customers are billed at negotiated hourly rates with “not to exceed” amounts for site specific projects. The Company’s employees capture their time daily and submit it in-house weekly, and invoices are submitted to the customer bi-weekly or monthly, as negotiated.

In general, the Company recognizes revenue during the period each project is completed and approved by the client. Any amounts billed for projects not completed would be recognized as deferred revenue.

F-7

Advertising and Marketing Expenses

The Company expenses advertising and marketing costs as incurred. For the years ended December 31, 2017 and 2016, advertising and marketing expense was $5,626 and $946, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, due from related party, notes receivable, accounts payable, leases payable and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Income Taxes

The Company is not subject to income taxes in any jurisdiction. Each shareholder is responsible for the tax liability, if any, related to its proportionate share of the Company’s taxable income. Accordingly, no provision for income taxes is reflected in the accompanying financial statements. The Company is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2017.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss), after deducting preferred stock dividends accumulated during the period, by the weighted-average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net loss by the weighted-average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the period. As of December 31, 2017, and 2016, the Company did not have any outstanding common stock equivalents or any other potentially dilutive securities.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB and the SEC did not have, or are not believed by management to have, a material impact on the Company’s present or future financial statements.

NOTE 3 – SALES CONCENTRATION AND CONCENTRATION OF CREDIT RISK

Cash

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains cash balances at one financial institution, which is insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts.

Sales and Concentration

Following is a summary of customers who accounted for more than ten percent (10%) of the Company’s revenues for the years ended December 31, 2017, and 2016, and the accounts receivable balance, shown on the balance sheet as of December 31, 2017:

Customer	Sales % Year Ended December 31, 2017	Sales % Year Ended December 31, 2016	Amount Due as of December 31, 2017
A	28.0%	35.2%	$35,000
B	21.7%	6.1%	$87,318
C	11.7%	12.1%	$-0-
D	11.4%	12.8%	$99,415

F-8

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property, plant and equipment are recorded at cost and depreciated over their useful lives. Maintenance and repair costs are expenses as incurred. Property, plant and equipment are as follows:

	2017	2016
Vehicles	$847,926	$982,012
Machinery and Equipment	447,060	585,274
Total Property and Equipment	1,294,986	1,567,286
Less: Accumulated Depreciation	1,123,272	1,288,359
Property and Equipment, Net	$171,714	$278,927

Depreciation expenses was $97,826 and $131,472 for the years ended December 31, 2017, and 2016, respectively.

NOTE 5 – REVOLVING LINE OF CREDIT

On April 15, 2013, the Company entered into a $250,000 Variable Rate Revolving Line of Credit SBA Loan (the Revolving Facility”) with Sonabank. The initial interest rate for borrowings under the Revolving Facility accrues at a per annum rate equal to 5.5%, and is due monthly. The interest rate changes monthly and is equal to 2.25% above the Prime Rate in effect on the first business day of each month. The Prime Rate is as published in the Wall Street Journal newspaper). The Revolving Facility was increased to $500,000 on October 1, 2015, and the current maturity date has been extended to September 15, 2018. The obligations of the Company are secured by a blanket lien on all the assets of the Company.

The activity for the years ended December 31, 2017, and 2016 is as follows:

	December 31,
	2017	2016
Beginning balance	$491,374	$398,297
Advances	500,300	706,500
Payments	(576,185)	(613,423)
Ending balance	$415,489	$491,374

F-9

NOTE 6 – CAPITAL LEASES PAYABLE

The Company has the following leases outstanding:

	December 31, 2017	December 31, 2016

Lease obligation on equipment, payable in monthly installments of $295.	$-	$1,178

Lease obligation on equipment, payable in monthly installments of $1,042 including interest at approximately 10.9% per annum, through November, 2018.	10,844	20,661

Lease obligation on equipment, payable in monthly installments of $552 including interest at approximately 13.9% per annum, through January, 2019.	6,624	11,863

Lease obligation on equipment, payable in monthly installments of $242.	-	2,263

Lease obligation on truck, payable in monthly installments of $1,262 including interest at approximately 12.0% per annum, through August, 2018.	-	29,044

Lease obligation on truck, payable in monthly installments of $137 including interest at approximately 12.0% per annum, through January, 2020.	2,687	-

Lease obligation on equipment, payable in monthly installments of $266 including interest at approximately 13.3% per annum, through February, 2019.	3,177	5,951

Total lease obligations	23,332	70,960
Less current portion	21,733	37,228
Lease obligations non- current portion	$1,599	$33,732

Future minimum payments on capital leases is as follows:

Year Ending	Lease Payment
2018	$23,450
2019	1,910
2020	137
25,497
Implied Interest	2,165
Capital lease obligations	$23,332

The activity for the years ended December 31, 2017 and 2016 is as follows:

	December 31,
	2017	2016
Beginning balance	$70,960	$108,313
Additions	3,584	-
Payments	(51,212)	(37,353)
	$23,332	$70,960

F-10

The carrying amount of property and equipment acquired pursuant to capital leases as of December 31, 2017 and 2016 are as follows:

	December 31,
	2017	2016
Cost	$79,703	$76,199
Accumulated depreciation	(43,700)	(33,217)
Net book value	$36,383	$42,982

NOTE 7 – NOTES PAYABLE

The Company has the following note payables outstanding:

	December 31, 2017	December 31, 2016

Note payable on truck, payable in monthly installments of $643, including interest at approximately 5.24%, through February, 2019.	$8,703	$15,756

Note payable on truck, payable in monthly installments of $798, including interest at approximately 4.24% per annum, through April, 2020.	19,783	28,323

Note payable on truck, payable in monthly installments of $724, including interest at approximately 5.99% per annum, through April, 2021.	25,585	32,508

Note payable on truck, payable in monthly installments of $437, including interest at approximately 5.19% per annum, through May 2021.	16,021	20,312

Note payable on equipment, payable in monthly installments of $1,196, including interest at approximately 0.9% per annum, through January, 2020.	28,454	42,487

Note payable on dump truck, payable in monthly installments of $904, including interest at approximately 9.84% per annum, through January, 2018.	873	11,161

Note payable on dump truck, payable in monthly installments of $843 including interest at approximately 9.54% per annum, through November, 2018.	9,689	18,496

Note payable on equipment, payable in monthly installments of $295, including interest at approximately 11.08% per annum, through July, 2019.	5,168	7,970

Note payable on truck, payable in monthly installments of $732, including interest at approximately 6.29% per annum, through September, 2017.	-	5,715

Note payable on equipment, payable in monthly installments of $249 including interest at approximately 6.66% per annum, through March, 2017.	-	744

Note payable on truck, payable in monthly installments of $647 including interest at approximately 5.84% per annum, through August, 2020.	18,992	-

Total notes payable	133,268	183,472
Less current portion	63,284	69,041
Notes payable non- current portion	$69,984	$114,431

F-11

Year ending December 31,	Principal Note Payments
2018	$63,284
2019	47,094
2020	19,124
2021	3,766
$133,268

The activity for the years ended December 31, 2017, and 2016, is as follows:

	December 31,
	2017	2016
Beginning balance	$183,472	$195,248
Notes issued for vehicles and equipment	21,260	69,397
Note issued for cash	420,000	-
Payments	(491,464)	(81,173)
	$133,268	$183,472

On April 15, 2013, the Company entered into a $500,000 Variable Rate Nondisclosable SBA Loan (the “First Term Loan”) with Sonabank (the “Lender”). The initial interest rate for borrowings under the First Term Loan accrues at a per annum rate equal to 6.0%. The interest rate changes monthly and is equal to 2.75% above the Prime Rate in effect on the first business day of each month. The Prime Rate is as published in the Wall Street Journal. The First Term Loan requires monthly principal and interest payments of $7,305 and matures on May 1, 2020. The obligations of the Company are secured by a blanket lien on all the assets of the Company. If a payment is more than 10 days late, the Lender may charge a late fee of up to 5% of the unpaid portion of the scheduled monthly payment. If the Company defaults (as defined in the First Term Loan, the Lender may require immediate payment of all amounts due, collect all amounts owing from any borrower or guarantor, file suit and obtain judgment, take possession of any collateral, or sell, lease, or otherwise dispose of, any collateral.

On December 1, 2017, the Company entered into a $125,000 Variable Rate Nondisclosable SBA Loan (the “Second Term Loan”) with the same Lender. The initial interest rate for borrowings under the Second Term Loan accrues at a per annum rate equal to 7.0%. The interest rate changes monthly and is equal to 2.75% above the Prime Rate in effect on the first business day of each month. The Prime Rate is as published in the Wall Street Journal newspaper). The Second Term Loan requires monthly principal and interest payments of $1,887 and matures on December 1, 2024. The obligations of the Company are secured by a blanket lien on all the assets of the Company. If a payment is more than 10 days late, the Lender may charge a late fee of up to 5% of the unpaid portion of the scheduled monthly payment. If the Company defaults (as defined in the First Term Loan, the Lender may require immediate payment of all amounts due, collect all amounts owing from any borrower or guarantor, file suit and obtain judgment, take possession of any collateral, or sell, lease, or otherwise dispose of, any collateral.

The combined activity for the bank term loans for the years ended December 31, 2017, and 2016 is as follows:

	December 31,
	2017	2016
Beginning balance	$270,585	$339,440
Advances	125,000	-
Payments	(72,841)	(68,855)
Ending balance term loans	322,744	270,585
Less current portion	104,900	74,107
Bank term loans, non-current portion	$217,844	$196,478

F-12

Year ending December 31,	Principal Term Loan Payments
2018	$104,900
2019	100,588
2020	38,472
2021	17,685
2022	18,963
42,136
$322,744

NOTE 9 – RELATED PARTY TRANSACTIONS

On June 27, 2011, the Company entered into a twenty (20) year lease with 8760, LLC (“8760”), a Virginia limited liability company. The sole member of 8760 is the Company’s President. Pursuant to the lease as amended the Company pays $8,700 per month and is responsible for property taxes, insurance and repairs and maintenance. For the years ended December 31, 2017, and 2016, total occupancy costs were $120523 and $110,095 respectively. Beginning January 1, 2018, the monthly amount due under the lease is $11,500.

NOTE 10– COMMITMENTS AND CONTINGENCIES

Lease Agreements

On June 27, 2011, the Company entered into a twenty (20) year lease with 8760, LLC (“8760”), a Virginia limited liability company. The sole member of 8760 is the Company’s President. Pursuant to the lease as amended the Company pays $8,700 per month and is responsible for property taxes, insurance and repairs and maintenance. For the years ended December 31, 2017, and 2016, total occupancy costs were $134,798 and $128,531 respectively.

Future rent payments based on the terms for the Company’s lease is as follows:

Twelve months ending December 31,	Amount
2018	$138,000
2019	138,000
2020	138,000
2021	138,000
2022	138,000
Thereafter	1,173,000
$1,863,000

NOTE 11 – STOCKHOLDERS’ EQUITY

COMMON STOCK

The Company has 5,000 shares of no par value common stock authorized. As of December 31, 2017, there are 200 shares of common stock outstanding.

NOTE 12 – GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the year ended December 31, 2017, the Company incurred a loss from operations of $289,756 and cash of $180,573 was provided by operations, inclusive of increases in accounts payable of $249,216. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-13

MANAGEMENT’S PLANS

In January 2018, the Company was acquired (see Note 13) by Bravatek Solutions, Inc. (“Bravatek”), a publicly traded company. Based on the effectiveness of the prior relationship with Bravatek, management believes the Company can grow more rapidly with Bravatek’s sales/marketing experience and relationships. Additionally, the Company will be able to access funds for growth through the public markets.

NOTE 13 – SUBSEQUENT EVENTS

On January 12, 2018, the Company and Johnny Bolton and Johnathan Bolton (Johnny Bolton and Johnathan Bolton collectively the “Sellers”), entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”), with Bravatek, amending the Agreement to among other things (i) add Johnathan Bolton as a seller of the Company, (ii) add an option to purchase pursuant to which Bravatek shall have the right to purchase 8760, LLC, a Virginia limited liability company (“8760, LLC”), for $100 at any time in Bravatek’s discretion, and (iii) make the effective date of the Acquisition January 1, 2018.

Pursuant to the Amended Agreement, Bravatek agreed to purchase from the Sellers all of the issued and outstanding shares of stock of HelpComm effective as of January 1, 2018, in consideration of the payment of $25,000 to the Sellers and the issuance of 100,000 shares of Series D Preferred Stock of Bravatek to the Sellers, and Bravatek acquired the option to purchase 8760, LLC for $100. The entity 8760, LLC owns the real property from which the Company operates its business, and is subject to loan agreements, guaranteed by the Small Business Administration, which prohibit (i) any express change of ownership of 8760, LLC, or (ii) any disposition of 8760, LLC assets, including any real property, prior to repayment of the loans.

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